As filed with the U.S. Securities and Exchange Commission on March 18, 2021.
Registration No. 333-254008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TPG Pace Beneficial II Corp.
(Exact name of registrant as specified in its charter)
Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1574707 (I.R.S. Employer Identification Number)
301 Commerce St., Suite 3300
Fort Worth, TX 76102
Telephone: (212) 405-8458
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jerry Neugebauer
c/o
TPG Pace Beneficial II Corp.
301 Commerce St., Suite 3300
Fort Worth, TX 76102
Telephone: (212) 405-8458
Facsimile: (512) 533-6601
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Alexander D. Lynch, Esq. Janeane R. Ferrari, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Tel: (212) 310-8000 Fax: (212) 310-8007	Paul D. Tropp, Esq. Christopher Capuzzi, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 Tel: (212) 596-9000 Fax: (212) 596-9090

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
TPG Pace Beneficial II Corp. is filing this Amendment No. 1 to itsregistration statement on Form S-1 (File No. 333-254008) (the “Registration Statement”) as an exhibit-only filing. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16.
Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are being filed herewith:
EXHIBIT INDEX
Exhibit No.	Description
1.1	Form of Underwriting Agreement.**
3.1	Certificate of Incorporation.**
3.2	Certificate of Incorporation on Change of Name.**
3.3	Amended and Restated Memorandum and Articles of Association.**
3.4	Second Amended and Restated Memorandum and Articles of Association.**
3.5	Form of Third Amended and Restated Memorandum and Articles of Association.**
4.1	Specimen Class A Ordinary Share Certificate.**
5.1	Opinion of Maples and Calder, Cayman Islands, Legal Counsel to the Registrant.**
10.1	Form of Promissory Note, dated , 2021, issued to TPG Pace Beneficial II Sponsor, Series LLC.**
10.2	Form of Letter Agreement among the Registrant and its officers and directors and TPG Pace Beneficial II Sponsor, Series LLC.**
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
10.4	Form of Registration Rights Agreement among the Registrant and certain security holders.
10.5	Securities Subscription Agreement, dated January 12, 2021, between the Registrant and TPG Pace Beneficial II Sponsor, Series LLC.*
10.6	Form of Private Placement Shares Purchase Agreement between the Registrant and TPG Pace Beneficial II Sponsor, Series LLC.**
10.7	Form of Indemnity Agreement.**
10.8	Form of Administrative Services Agreement between the Registrant and TPG Pace Beneficial II Sponsor, Series LLC.**
10.9	Form of Forward Purchase Agreement between the Registrant and an affiliate of TPG Global, LLC.**
10.10	Form of Forward Purchase Agreement between the Registrant and other third parties.**
10.11	Form of Engagement Letter between the Registrant and TPG Capital BD, LLC.**
23.1	Consent of KPMG LLP.*
23.2	Consent of Maples and Calder (included on Exhibit 5.1).**
24.1	Power of Attorney (included on signature page of this Registration Statement).*
99.1	Consent of Anilu Vazquez-Ubarri.*
99.2	Consent of Mark Fields.*
99.3	Consent of Maryanne Hancock.*
99.4	Consent of Chad Leat.*
99.5	Consent of Nancy Mahon.*
99.6	Consent of Kneeland Youngblood.*

*
Previously filed

**
Filed herewith.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 18th day of March, 2021.
TPG PACE BENEFICIAL II CORP.
By:
/s/ Karl Peterson

Name:
Karl Peterson

Title:
Non-Executive Chairman and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date
* Michael MacDougall	President (Principal Executive Officer)	March 18, 2021
* Martin Davidson	Chief Financial Officer (Principal Financial and Accounting Officer)	March 18, 2021
* Karl Peterson	Non-Executive Chairman and Director	March 18, 2021
By: /s/ Karl Peterson Name: Karl Peterson Title: Attorney-in-fact

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